UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

Lufkin Industries, Inc.

(Exact name of registrant as specified in Charter)

Texas	000-02612	75-0404410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 South Raguet

Lufkin, Texas 75904

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

Zenith Acquisition

On February 27, 2012, Lufkin Industries, Inc. (“Lufkin”) announced that one of its wholly-owned subsidiaries had entered into an agreement (the “Agreement”) to acquire all of the issued and outstanding shares of Zenith Oilfield Technology Ltd, a Scottish company (“Zenith”).

Founded in 2004, Zenith designs, develops and delivers innovative technology and products for the monitoring and analysis of down-hole data and related completion products for the oilfield artificial lift market.

As consideration for the shares, Lufkin agreed to pay approximately £80.7 million (approximately $126.6 million) in cash, net of acquired cash. Of this sum, £4,000,000 will be retained in an escrow account as security for any liability of the Sellers under both the Agreement and a tax deed to be entered into by the sellers at closing. Neither Lufkin nor any of its affiliates has had a material relationship with Zenith or the sellers, other than in respect of the Agreement.

Completion was conditional upon (1) the execution of employment agreements by key personnel, and (2) other customary closing conditions.

The Board of Directors of Lufkin has authorized and approved the transactions contemplated by the Agreement.

The assertions and other statements or disclosures embodied in the representations, warranties and disclosures made in the Agreement were made solely for purposes of the Agreement and may be subject to important qualifications and limitations or other factors agreed to by the parties in connection with negotiating the terms of the transaction. Moreover, these representations, warranties and disclosures may be subject to contractual standards of materiality that differ from standards generally applicable to investors and have been used to allocate risk among the parties rather than to establish matters as facts or otherwise. Based on the foregoing, you should not rely on the representations, warranties and disclosures included in the Agreement as statements of factual information.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Credit Facility

On February 27, 2012, Lufkin entered into an Agreement and Second Amendment (the “Amendment”) to its Second Amended and Restated Credit Agreement (the “Credit Agreement”). Among other things, the Amendment:

•	allowed Lufkin to enter into a definitive agreement to acquire Zenith;

•	allowed Lufkin to enter into its new short-term credit agreement (as further described below);

•

modified the prepayment provisions in the Credit Agreement to provide that the net cash proceeds of any offering of equity securities will be applied, first, to repay the borrowings outstanding under the new delayed draw temporary term loan (if any), and second, to repay the borrowings outstanding under the revolving credit facility, with not less than 50% of any remainder being applied to repay the borrowings outstanding under the term loan; and

•	amended the “Net Cash Proceeds” definition under the Credit Agreement to include proceeds from the issuance of equity securities.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

New Short-Term Credit Agreement

On February 27, 2012, Lufkin entered into a Short-Term Credit Agreement (the “Short-Term Credit Agreement”) with JPMorgan Chase Bank, N.A., as lender and administrative agent, and Barclays Bank PLC, as lender.

The Short-Term Credit Agreement provides for aggregate term loans not to exceed $25 million, and the maturity date for all loans is June 26, 2012. Except where a counterpart provision exists in the Short-Term Credit Agreement or where a provision relates solely to the Credit Agreement (as defined above), the Short-Term Credit Agreement incorporates by reference all provisions of the Credit Agreement.

The foregoing description of the Short-Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Short-Term Credit Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Underwriting Agreement

On February 29, 2012, Lufkin entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters set forth in Schedule 1 to the Underwriting Agreement (the “Underwriters”) with respect to the issuance and sale by Lufkin, and the purchase by the Underwriters, of up to 2,875,000 shares of common stock of the Company (the “Shares”) (including an option to purchase up to 375,000 Shares to cover over-allotments). The Underwriters are offering the Shares (the “Offering”) at an initial offering price to the public of $79.25 per Share. The Offering of the Shares to be issued pursuant to the Underwriting Agreement was registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-179723).

Lufkin expects the Offering to close on March 6, 2012. Lufkin will receive net proceeds after offering expenses of approximately $188.9 million. Lufkin expects to use the net proceeds from the Offering to repay all of the borrowings outstanding under its delayed draw temporary term loan (if any) and all of the borrowings outstanding under its revolving credit facility. Fifty percent of any remaining net proceeds will be used to repay a portion of the borrowings outstanding under its term loan and fifty percent will be used for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, agreements, conditions to closing, indemnification rights and termination provisions.

Certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with Lufkin in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. Affiliates of certain of the Underwriters are lenders under Lufkin’s delayed draw temporary term loan, revolving credit facility and term loan.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 29, 2012, Lufkin completed its acquisition of Zenith. The information contained or incorporated by reference under the header “Zenith Acquisition” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 27, 2012, Lufkin entered into the Amendment and the Short Term Credit Agreement. The information contained or incorporated by reference under the headers “Amendment to Credit Facility” and “New Short Term Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On February 27, 2012, Lufkin issued a press release announcing that it entered into the Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On February 27, 2012, Lufkin issued a press release announcing the commencement of the Offering. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On February 29, 2012, Lufkin issued a press release announcing the pricing of the Offering. The press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K

The information disclosed under this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and such information, including Exhibits 99.1, 99.2 and 99.3, shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 29, 2012, among Lufkin Industries, Inc., Barclays Capital Inc. and J.P. Morgan Securities LLC.

2.1*	Agreement relating to the sale and purchase of the entire issued share capital of Zenith Oilfield Technology Ltd, dated February 27, 2011, among Lufkin Industries Holdings UK Limited and the sellers party thereto.

5.1	Opinion of Andrews Kurth LLP as to the legality of the offered shares of common stock.

10.1	Agreement and Second Amendment to Second Amended and Restated Credit Agreement, dated February 27, 2012, among Lufkin Industries, Inc., Lufkin Finance (US) LP, the lenders party thereto and JPMorgan Chase Bank, N.A.

10.2	Short-Term Credit Agreement, dated February 27, 2012, among Lufkin Industries, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A.

23.1	Consent of Andrews Kurth LLP (included in the opinion filed as Exhibit 5.1)

99.1	Press release, dated February 27, 2012

99.2	Press release, dated February 27, 2012

99.3	Press release, dated February 29, 2012

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUFKIN INDUSTRIES, INC.

Date: March 1, 2011	/s/ Christopher L. Boone
Christopher L. Boone
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 29, 2012, among Lufkin Industries, Inc., Barclays Capital Inc. and J.P. Morgan Securities LLC.

2.1*	Agreement relating to the sale and purchase of the entire issued share capital of Zenith Oilfield Technology Ltd, dated February 27, 2011, among Lufkin Industries Holdings UK Limited and the sellers party thereto.

5.1	Opinion of Andrews Kurth LLP as to the legality of the offered shares of common stock.

10.1	Agreement and Second Amendment to Second Amended and Restated Credit Agreement, dated February 27, 2012, among Lufkin Industries, Inc., Lufkin Finance (US) LP, the lenders party thereto and JPMorgan Chase Bank, N.A.

10.2	Short-Term Credit Agreement, dated February 27, 2012, among Lufkin Industries, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A.

23.1	Consent of Andrews Kurth LLP (included in the opinion filed as Exhibit 5.1)

99.1	Press release, dated February 27, 2012

99.2	Press release, dated February 27, 2012

99.3	Press release, dated February 29, 2012

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.